UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 8, 2010 (September 7, 2010)

THE SERVICEMASTER COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-14762	36-3858106
(State or other Jurisdiction	(Commission File Number)	(I.R.S Employer
of Incorporation)		Identification Number)

860 Ridge Lake Boulevard, Memphis, Tennessee	38120
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (901) 597-1400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 7, 2010, The ServiceMaster Company (“ServiceMaster”) announced the retirement of its Chief Executive Officer, J. Patrick Spainhour, targeted for December 31, 2010, or such earlier or later date as a qualified successor Chief Executive Officer is appointed.

On September 8, 2010, in connection with Mr. Spainhour’s retirement, ServiceMaster Global Holdings, Inc. (“Holdings”), the indirect parent of ServiceMaster, entered into a letter agreement (the “Acknowledgment”) with Mr. Spainhour stipulating that his departure will be treated as a termination of employment without cause for purposes of calculating severance benefits under Mr. Spainhour’s employment agreement, a copy of which was previously filed as Exhibit 10.1 to ServiceMaster’s Current Report on From 8-K dated August 15, 2006, as well as Holdings’ and ServiceMaster’s equity agreements and employee benefits plans.  In addition to the benefits to which Mr. Spainhour is entitled under his employment agreement, stock subscription agreement, stock option agreement and any applicable benefits plans, the Acknowledgment provides that Mr. Spainhour will (i) be permitted to exercise his vested standalone options to acquire Holdings common stock (i.e., options not associated with Mr. Spainhour’s purchase of Holdings common stock) for an extended period of three years following his departure date; (ii) have the option to retain, following his departure, a maximum of 50,000 shares of his original investment in Holdings common stock, with the remainder of his shares to be purchased by Holdings or certain investment funds affiliated with Clayton, Dubilier & Rice, LLC (“CD&R Investors”) pursuant to their call rights on such shares; (iii) be entitled to exercise his vested matching options (i.e., options acquired in connection with Mr. Spainhour’s purchase of Holdings common stock) during the three-month period following his departure, with any shares acquired as a result of such options to be purchased by Holdings or CD&R Investors pursuant to their call rights; and (iv) continue to receive medical, prescription drug and life insurance benefits for himself and his dependents (subject to any applicable insurer consent) until his 65th birthday, with expenses shared in the same proportion as prior to his departure.  As a part of Mr. Spainhour’s severance package, he will also receive a performance bonus calculated based on the performance of the Company in 2010 and pro rated according to his actual departure date.  Mr. Spainhour’s performance bonus will be paid concurrently with the payment of 2010 performance bonuses to other senior management members of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2010	THE SERVICEMASTER COMPANY

	By:	/s/ Steven J. Martin
Steven J. Martin
Senior Vice President and Chief Financial Officer